                                                                    EXHIBIT 99.1

                                (NUCENTRIX LOGO)

FOR IMMEDIATE RELEASE

For additional information contact:

Carroll D. McHenry
Chairman and CEO
972.662.4000
cmchenry@nucentrix.net

             NUCENTRIX BROADBAND NETWORKS REPORTS FINANCIAL RESULTS
                      FOR ITS YEAR ENDED DECEMBER 31, 2002

         Carrollton, Texas - March 25, 2003 - Nucentrix Broadband Networks, Inc. (NASDAQ: NCNX) (the Company), a provider of broadband wireless services in medium and small markets, today announced financial results for its year ended December 31, 2002.

         Revenues for the year ended December 31, 2002, were $35.2 million compared to $49.8 million for 2001. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the year ended December 31, 2002, were a negative $11.1 million compared to a negative $15.5 million for 2001. EBITDA for 2002 and 2001 included non-cash impairment charges of $4.8 million and $14.1 million, respectively, discussed below.

         The decrease in revenues from 2001 was due to fewer wireless cable subscribers in 2002. The Company closed 14 wireless cable systems and reduced sales and marketing for its wireless cable business in 2002, as part of its previously announced plan to clear its FCC - licensed radio spectrum to provide broadband wireless Internet and other advanced wireless services. Excluding the non-cash impairment charges, negative EBITDA increased from 2001 to 2002 primarily as a result of decreased wireless cable revenues.

         Net loss for 2002 was $31.4 million ($3.01 per share) compared to $40.9 million ($3.95 per share) for 2001. Excluding the non-cash impairment, net loss for 2002 was $26.5 million ($2.55 per share) and $26.8 million ($2.59 per share) in 2001. Excluding the non-cash impairment, the slight improvement in net loss from 2001 to 2002 resulted primarily from lower depreciation and amortization expense due to the aging of customer equipment in the Company's wireless cable and DIRECTV resale business, much of which is fully depreciated.

         As noted above, the Company reported non-cash impairment charges related to spectrum licenses and leases and systems and equipment of $4.8 million and $14.1 million in 2002 and 2001, respectively. In connection with its assessment of spectrum licenses and leases for impairment under SFAS No. 144 in 2002 and SFAS No. 121 in 2001, the Company retained the services of an independent third party to provide a fair market valuation. As a result of the Company's review and the third party valuation, the Company determined that non-cash impairment charges of $4.8 million and $14.1 million were required in 2002 and 2001, respectively, to write down systems and equipment and license and leased license investments to estimated fair value, as follows:


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
                                           2002                2001
                                       ------------       -------------
Systems and equipment                  $2.4 million       $ 4.7 million
Spectrum licenses and leases            2.4 million         9.4 million
                                       ------------       -------------
Total                                  $4.8 million       $14.1 million

         Although the third party market valuation of the Company's aggregate spectrum licenses and leases was substantially in excess of the Company's aggregate carrying cost, as required by SFAS No. 144 in 2002 and SFAS No. 121 in 2001, the Company examined these assets on an individual market basis and determined that the carrying value of 20 markets in 2002 and 10 markets in 2001 should be written down in the total amounts of $2.4 million and $9.4 million, respectively.

         The Company had cash on hand of $4.7 million at February 28, 2003. The Company expects that cash on hand and cash generated from its operations, with no additional financing, will be sufficient to fund operations in the normal course of business at least through the second quarter of 2003. During the first half of 2003 the Company will seek to raise $15 million - $20 million for maintenance of existing strategic spectrum resources, operating expenses and to fund the deployment of up to two second generation, or "2G," broadband wireless Internet systems that feature non-line of sight operations and customer "plug and play" capabilities. The Company has retained Houlihan Lokey Howard & Zukin as its financial advisor in connection with this potential financing. The Company also may seek to raise additional capital if it consummates any significant acquisitions or strategic alliances, or determines that market conditions are appropriate for such financing. Options for raising capital include the sale of debt or equity securities, borrowings under secured or unsecured loan arrangements, including vendor equipment financing, and sales of assets. There can be no assurance that financing will be available on acceptable terms or in a timely manner, if at all.

                                      * * *

ABOUT NUCENTRIX

              Nucentrix Broadband Networks, Inc. provides broadband wireless Internet and multichannel video services using radio spectrum licensed by the Federal Communications Commission (FCC) at 2.1 GHz and 2.5 GHz. This spectrum commonly is referred to as MMDS (Multichannel Multipoint Distribution Service) and ITFS (Instructional Television Fixed Service). Nucentrix currently offers high-speed wireless Internet services in Austin and Sherman-Denison, Texas. Nucentrix holds the rights to an average of approximately 130 MHz of MMDS and ITFS spectrum, covering an estimated 8.4 million households, in 93 primarily medium and small markets across Texas, Oklahoma and the Midwest. Nucentrix also holds the rights to 20 MHz of WCS (Wireless Communications Services) spectrum at
2.3 GHz in 19 markets in Texas and Louisiana.

FORWARD LOOKING STATEMENT DISCLAIMER

         This media release contains certain forward-looking statements with respect to the Company's financial condition, results of operations, business strategy and financial needs. The words "expect," "will," "seek" and similar expressions, as they relate to the Company, as well as discussions of the Company's business strategy, are intended to identify forward-looking statements. These statements reflect the Company's current view of future events and are based on its assessment of, and are subject to, a variety of factors, contingencies, risks, assumptions and uncertainties deemed relevant by management, including the Company's ability to obtain financing necessary to implement its business strategy, the capabilities of 2G technology platforms for commercial deployment of broadband wireless services over MMDS and ITFS radio spectrum, and regulatory and interference issues. Other risks and uncertainties regarding the Company are described in the Company's reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for 2002, which the Company expects to file on or before March 31, 2003. The Company undertakes no obligation to publicly update or revise any forward-looking statements made in this media release.

                                      # # #


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


                       NUCENTRIX BROADBAND NETWORKS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)


                                                                       Year Ended           Year Ended
                                                                   December 31, 2002     December 31, 2001
                                                                   -----------------     -----------------
Revenues                                                                 $ 35,159            $ 49,780

System operations                                                          20,451              25,703
Selling, general and administrative                                        20,958              25,510
Depreciation and amortization                                              20,572              25,670
Impairment of long-lived assets                                             4,843              14,100
                                                                         --------            --------

Operating loss                                                            (31,665)            (41,203)

Other income                                                                  305                 347
                                                                         --------            --------
Net loss                                                                 $(31,360)           $(40,856)
                                                                         ========            ========


Net loss per common share (basic and diluted)                            $  (3.01)           $  (3.95)
                                                                         ========            ========


Weighted average shares outstanding                                        10,404              10,333
                                                                         ========            ========


Earnings before interest, taxes, depreciation and amortization
(EBITDA)(1)                                                              $(11,093)           $(15,533)
                                                                         ========            ========

                       NUCENTRIX BROADBAND NETWORKS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2002
                                 (In thousands)


Cash and equivalents                                                $       7,454
Other current assets                                                        1,752
Systems and equipment, net                                                  5,257
License and leased license investment, net                                 49,853
Other noncurrent assets                                                    10,753
                                                                    -------------
     TOTAL ASSETS                                                   $      75,069
                                                                    =============


Accounts payable and accrued liabilities                            $      13,669
Other liabilities                                                           8,050
Total debt                                                                 11,294
Stockholders' equity                                                       42,056
                                                                    -------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $      75,069
                                                                    =============

         (1) "EBITDA," or earnings before interest, taxes, depreciation and amortization, for 2002 and 2001 includes non-cash charges for impairment of long-lived assets of $4.8 million and $14.1 million, respectively. EBITDA is widely used by analysts, investors and other interested parties as a measure of operating results in the Internet, cable television and telecommunications industries, due to the significant capital investment typically required by companies in these industries. EBITDA is also a widely accepted financial indicator of a company's ability to incur and service indebtedness. EBITDA is not a financial measure determined by generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes. EBITDA may not be comparably calculated from one company to another.

         A reconciliation of EBITDA to net loss is as follows:

                                      Year Ended          Year Ended
                                      December 31,        December 31,
                                         2002                2001
                                      ------------        ------------
EBITDA                                  $(11,093)           $(15,533)
Depreciation and amortization            (20,572)            (25,670)
                                        --------            --------
Operating loss                           (31,665)            (41,203)
Other income                                 305                 347
                                        --------            --------
Net loss                                $(31,360)           $(40,856)
                                        ========            ========


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